Exhibit 24.1

POWER OF ATTORNEY
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We, the undersigned officers and directors of Parlex Corporation, hereby severally constitute and appoint Edward D. Kutchin and Peter J. Murphy, and each of them singly, our true and lawful attorneys, with full power indicated below, to sign for us the Report on Form 10-K of Parlex Corporation for the fiscal year ended June 30, 2002 and any required amendments thereto, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to said Report and any and all such amendments.

Witness our hands on the dates set forth below:

Dated: September 27, 2002

* /s/ Herbert W. Pollack                         Director
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      Herbert W. Pollack

* /s/ Sheldon A. Buckler                         Director
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      Sheldon A. Buckler

* /s/ Richard W. Hale                            Director
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      Richard W. Hale

* /s/ M. Joel Kosheff                            Director
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      M. Joel Kosheff

* /s/ Peter J. Murphy                            Director
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      Peter J. Murphy

* /s/ Lester Pollack                             Director
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      Lester Pollack

* /s/ Benjamin Rabinovici                        Director
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      Benjamin Rabinovici

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